Exhibit 99.1


         Point Therapeutics to Present at Friedman Billings Ramsey 2006
                           Growth Investor Conference

     BOSTON--(BUSINESS WIRE)--May 30, 2006--Point Therapeutics, Inc. (NASDAQ:POTP) announced that Don Kiepert, President and CEO, will present at the Friedman Billings Ramsey 2006 Growth Investor Conference at the Grand Hyatt Hotel in New York City on Thursday, June 1, 2006 at 9:00 a.m. Eastern Time. Mr. Kiepert will review key research and development accomplishments and discuss upcoming corporate initiatives. A live Web cast of the presentation will be available on the Company's Web site, www.pther.com.

     About Point Therapeutics, Inc.:

     Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.


     CONTACT: Point Therapeutics, Inc.
              Sarah Cavanaugh, 617-933-7508
              Director, Corporate Communications